                                                                     EXHIBIT 4.6


     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THEY MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (ii) PURSUANT TO A SPECIFIC EXEMPTION FORM REGISTRATION UNDER THE SECURITIES ACT BUT ONLY UPON THE HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL TO THE CORPORATION, OR OTHER COUNSEL REASONABLY ACCEPTABLE TO THE CORPORATION, THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE SECURITIES ACT AS WELL AS ANY APPLICABLE "BLUE SKY" OR OTHER STATE SECURITIES LAW.


                         COMMON STOCK PURCHASE WARRANT

              For the Purchase of 100,000 Shares of Common Stock

                                      of

                        SHEFFIELD PHARMACEUTICALS, INC.

                           (A Delaware Corporation)

1.   Warrant.
     -------

        THIS CERTIFIES THAT, for value received, Continental Capital & Equity Corporation (the "Holder"), as registered owner of this Warrant, is entitled during the period commencing March 17, 1999 and ending at 5:00 pm., New York City time, on the earlier to occur of (i) the third anniversary of the date hereof and (ii) the first anniversary of the date that the shares of Common Stock issuable upon exercise of this Warrant (the "Warrant Shares") are first registered for resale pursuant to an effective registration statement (such earlier date being the " Expiration Date"), but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to One Hundred Thousand (100,000) shares of Common Stock, par value $.01 per share (the "Common Stock"), of Sheffield Pharmaceuticals, Inc., a Delaware corporation (the "Company") in accordance with the terms hereof.


        The exercise price (the "Exercise Price") per share of Common Stock shall be $2.25 per share.

2.   Exercise.
     --------

          In order to exercise this Warrant, the exercise form attached hereto must be duly executed, completed and delivered to the Company, together with this Warrant and payment of the applicable Exercise Price for the shares of the common Stock being purchased. If the rights represented hereby shall not have been exercised before 5:oo p.m., New York City time, on the Termination Date, this Warrant shall become and be void and without further force or effect and all rights represented hereby shall cease and expire.

3.   Transfer.
     --------

          3.1  General Restrictions. The registered Holder of this Warrant, by
               --------------------
his acceptance hereof, agrees that it shall not sell, transfer or assign or hypothecate this Warrant without the prior written consent of the Company. The shares of Common Stock issuable upon exercise of this Warrant shall be subject to the transfer restrictions set forth below.

          3.2  Restrictions Imposed by the Securities Act. The Holder by
               ------------------------------------------
accepting this Warrant confirms that the Warrants were acquired by the Holder solely for investment and with no present intention to distribute any Warrants or securities issuable upon the exercise hereof only in compliance with applicable Federal and state securities laws. The shares of Common Stock purchased upon exercise of this Warrant shall not be transferred unless and until (i) the company has received the opinion of counsel for the Holder that such shares may be sold pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "Securities Act"), the availability of which is established to the reasonable satisfaction of the Company, or (ii) a registration statement relating to such shares has been filed by the Company and declared effective by the Securities and Exchange Commission ("the Commission")

          Each certificate for securities purchased upon exercise of this Warrant shall bear a legend substantially as follows unless such securities have been registered under the Securities Act:

          "The securities represented by this certificate have not been registered under the Securities Act of 1933 ("the Act"). The securities may not be offered for sale, sold or otherwise transferred except (i) pursuant to an effective registration statement under the Act or (ii) pursuant to an exemption from registration under the Act in respect of which the Company has received an opinion of counsel satisfactory to the Company to such effect. Copies of the agreement covering both the purchase of the securities and restricting their transfer may be obtained at no cost by written request made by the holder of record of this certificate to the Secretary of the Company at the principal executive offices of the Company."

4.   New Warrants to be Issued.
     -------------------------

          4.1  Partial Exercise or Transfer. Subject to the restrictions in
               ----------------------------
Section 3 hereof, this Warrant may be exercised in whole or in part. In the event of the exercise hereof in part, upon surrender of this Warrant for cancellation, together with the duly executed exercise form, the Company shall cause to be delivered to the Holder without charge a new warrant or new warrants of like tenor with this Warrant in the name of the Holder evidencing the right to purchase, in the aggregate, the remaining number of underlying shares of Common Stock purchasable hereunder after giving effect to any such partial exercise.

          4.2  Lost Certificate. Upon receipt by the Company of evidence
               ----------------
satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and of an indemnification in favor of the Company, reasonably satisfactory to it, the Company shall execute and deliver a new warrant of like tenor and date. Any such new warrants executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute an additional contractual obligation on the part of the Company.

5.   Reservation. The Company shall at all times reserve and keep available out
     -----------
of its authorized shares of Common Stock, solely for the purpose of issuance upon exercise of the Warrant, such number of authorized but unissued shares of Common Stock, free from preemptive rights, as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrant and payment of the applicable Exercise Price therefor, all shares of Common Stock shall be duly and validly issued, fully paid and nonassessable and not subject to preemptive rights of any stockholder. The Company further covenants and agrees that upon exercise of this Warrant and payment of the applicable Exercise Price therefor, all shares of Common Stock shall be duly and validly issued, fully paid and nonassessable and not subject to preemptive rights of any stockholder. If the Common Stock is then listed on a national securities exchange, all shares of Common Stock issued upon exercise of this Warrant shall also be duly listed thereon.

6.   Adjustments. The Exercise Price and the number of shares purchasable
     -----------
hereunder are subject to adjustment from to time as follows.

          6.1  Merger, Sale of Assets, Etc. If at any time while this Warrant,
               ---------------------------
or any portion thereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then as a part of such reorganization, merger, consolidation, sale or transfer lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 6. The foregoing provisions of this Section 6 shall similarly apply to successive reorganization, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

          6.2  Reclassification, Etc. If the Company, at any time while this
               ----------------------
Warrant, or any portion thereof, remains outstanding and unexpired by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 6.

        6.3   Split Subdivision or Combination of Shares. If the Company at any
              ------------------------------------------
time while this Warrant, or any portion thereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

        6.4   Certificate as to Adjustments. Upon the occurrence of each
              -----------------------------
adjustment or readjustment pursuant to this Section 6, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

7.   Registration Rights.
     -------------------

        7.1   "Piggy Back" Registration Rights. If the Company shall at any time
              --------------------------------
or from time to time after the date hereof determine to register any of its securities with the Commission (other than by means of a registration statement on a form (e.g., Form F-4, S-4 or S-8 or successor forms) which, by its terms,
           ----
could not be used for the sale and distribution of the Company's common stock), Sheffield shall:

        (a)   give written notice thereof to the Holder;

        (b) use its best efforts to effect the registration and any qualifications of Warrant Shares.


        7.2   Expenses. The Company shall bear all expenses in connection with
              --------
any registration, qualification and compliance under this Section 7, including, without limitations, all registration and filing fees, printing expenses and fees and disbursements of Company's counsel, provided, that the Company shall not, in any event, be required to bear the cost of any commissions and compensation paid, and concessions and discounts allowed to, underwriters, dealers or others performing similar functions in connection with the sale and distribution of the Warrant Shares sold by the Holder.

       7.3    Information Provided by the Holder. Holder shall furnish in
              ----------------------------------
writing to the Company such information regarding Holder and the distribution proposed by Holder as the Company may request in writing and as shall be reasonably required in connection with any registration referred to in this
Section 7.

          7.4  Prospectuses, Etc.  The Company will, at its expense, furnish to
               -----------------
Holder such number of prospectuses, offering circulars and other documents incident to such registration and related qualification or compliance as Holder from time to time may reasonably request.

          7.5  Underwritten Offering; Exceptions.  (a) In the event any
               ---------------------------------
registration under this Section 7 is underwritten and the managing underwritter determines that the inclusion of any Warrant Shares would materially interfere with the successful completion thereof in the reasonable judgment of such managing underwriter, then the number of Warrant Shares to be included may be reduced by such amount as such managing underwriting shall determine.

          (b) The Company shall have no obligation to register the Warrant Shares under any registration statement that would be prohibited due to any contractual rights granted by the Company prior to the date of this Warrant.

8.   Certain Notice Requirements.
     ---------------------------

          8.1  Holder's Right to Receive Notice.  Nothing herein shall be
               --------------------------------
construed as conferring upon the Holder the right to vote or consent or to receive notice as a stockholder for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company prior to the exercise hereof (including the right to receive dividends). If, however, at any time prior to the expiration of the Warrant and its exercise, any of the events described in Section 6 shall occur, then, in one or more of said events, the Company shall give written notice of such event at least ten (10) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution,liquidation, winding up, merger, consolidation, reorganization or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be.

          8.2  Transmittal of Notices.  Any notice or other communication or
               ----------------------
delivery required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified mail, postage prepaid, or by a nationally recognized overnight courier service, and shall be deemed given when so delivered personally or by overnight courier service, or, if mailed, three
(3) days after the date of deposit in the United States mails, as follows:

     (i)  if to the Company, to:

          Sheffield Pharmaceuticals, Inc.
          425 South Woodsmill Road, Suite 270
          St. Louis, Missouri 63017-3441
          Attention:  Chief Financial Officer

          With a copy to:

          Olshan Grundman Frome & Rosenzweig LLP
          505 Park Avenue
          New York, New York 10022
          Attention:  Daniel J. Gallagher, Esq.

     (ii) if to the Holder, to the address of such Holder as shown on the books of the Company.

Either of the Holder or the Company may change the foregoing address by notice given pursuant to this Section 8.2.

9.  Miscellaneous.
    -------------

          9.1  Purchase for Investment. By his acceptance of this Warrant, the
               -----------------------
Holder represents and warrants that the Holder has acquired this Warrant for the Holder's own account for investment and not with the view to the distribution thereof, except in accordance with applicable federal and state securities laws. The Holder represents that he is an "accredited investor" as such term is defined under Rule 501 of Regulation D promulgated under the Securities Act. The Holder confirms that she has been advised that the Warrants have not been, and the shares of Common Stock issuable upon exercise of this Warrant Shares will not be, registered under the Securities Act and that he has consulted with and been advised by counsel as to the restrictions on resale to which this Warrant and such Shares will be subject.

          9.2  Amendments. All modifications or amendments to this Warrant shall
               ----------
require the written consent of each party.

          9.3  Headings.   The headings contained herein are for the sole
               --------
purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Warrant.

          9.4  Issuance Under Agreement.  The Holder and the Company acknowledge
               ------------------------
that this Warrant is issued to Holder in satisfaction of the Company's obligations to Continental Capital & Equity Corporation under the agreement dated September 17, 1998 between the Company and Continental Capital & Equity Corporation.

          9.5  Entire Agreement.   This Warrant constitutes the entire agreement
               ----------------
of the parties hereto with respect to the subject matter hereof, and supersede all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

          9.6  Binding Effect; Board Approval.   This warrant shall inure solely
               ------------------------------
to the benefit of and shall be binding upon, the Holder and the Company and their permitted assignees, respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Warrant or any provisions herein contained. This Warrant shall become effective upon its approval by the Board of Directors of the Company.

          9.7  Governing Law.   This Warrant shall be governed by and construed
               -------------
and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws.

          9.8  Waiver, Etc.  The failure of the Company or the Holder to at any
               -----------
time enforce any of the provisions of this Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Warrant or any provison hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Warrant. No waiver of any breach, noncompliance or nonfulfillment of any of the provisions of this Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, noncompliance or nonfulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, noncompliance or nonfulfillment.

          IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of the 17th day of September, 1998.


                                           SHEFFIELD PHARMACEUTICALS, INC.

                                           By: /s/ Loren G. Peterson
                                               --------------------------
                                                   Loren G. Peterson
                                                   President and CEO

AGREED AND ACCEPTED:

CONTINENTAL CAPITAL & EQUITY CORPORATION

By: /s/ Jim Schnorf
    -----------------------
    Name:  JIM SCHNORF
    Title: CFO

Form to be used to exercise Warrant:

Sheffield Pharmaceuticals, Inc.
425 South Woodsmill Road, Suite 270
St. Louis, Missouri 63017-3441
Attention: Chief Financial Officer

Date: ______________, 19___

          The Undersigned hereby elects irrevocably to exercise the within Warrant and to purchase __________ shares of Common Stock of Sheffield Pharmaceuticals, Inc. and hereby makes payment of $____________ (at the rate of $___________ per share) in payment of the Exercise Price pursuant thereto. Please issue the shares as to which this Warrant is exercised in accordance with the instructions given below.

                                             ___________________________________
                                             Signature


                                             ___________________________________
                                             Signature Guaranteed


                  INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name________________________________________________________________________
                           (Print in Block Letters)

Address_____________________________________________________________________

          NOTICE: The signature to this form must correspond with the name as written upon the face of the within Warrant in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.